July 2022

Preliminary Terms No. 5,672

Registration Statement Nos. 333-250103; 333-250103-01

Dated July 5, 2022

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in Commodities and U.S. Equities

Contingent Income Buffered Auto-Callable Securities due July 25, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® Silver Trust and the VanEck Vectors® Gold Miners ETF

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not provide for the regular payment of interest and provide a minimum payment at maturity of only 25% of the stated principal amount. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of each of the iShares® Silver Trust and the VanEck Vectors® Gold Miners ETF, which we refer to as the underlying shares, is at or above 75% of its respective initial share price, which we refer to as the coupon barrier level, on the related observation date. If, however, the determination closing price of either of the underlying shares is less than its respective coupon barrier level on any observation date, we will pay no interest for the related monthly period. Beginning after one year, the securities will be automatically redeemed if the determination closing price of each of the underlying shares is greater than or equal to its respective initial share price on any monthly redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent monthly coupon. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to 75% of its respective initial share price, meaning that neither of the underlying shares has declined by an amount greater than the buffer amount of 25%, the payment at maturity will be the stated principal amount and the related contingent monthly coupon. However, if the final share price of either of the underlying shares is less than 75% of its respective initial share price, meaning that either of the underlying shares has declined by an amount greater than the buffer amount of 25%, investors will lose 1% for every 1% decline in the final share price of the worst performing underlying shares from its initial share price beyond the buffer amount of 25%. Accordingly, investors in the securities must be willing to accept the risk of losing up to 75% of their initial investment and also the risk of not receiving any contingent monthly coupons throughout the 3-year term of the securities. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly interest over the entire 3-year term and in exchange for the possibility of an automatic early redemption prior to maturity. Because the payment of contingent monthly coupons is based on the worst performing of the underlying shares, the fact that the securities are linked to two underlying shares does not provide any asset diversification benefits and instead means that a decline in the price of either of the underlying shares below the relevant coupon barrier level will result in no contingent monthly coupons, even if the other underlying shares closes at or above its respective coupon barrier level. Because all payments on the securities are based on the worst performing of the underlying shares, a decline of either of the underlying shares by an amount greater than the buffer amount as of the final observation date will result in a loss of your investment, even if the other underlying shares has appreciated or has not declined as much. Investors will not participate in any appreciation of either of the underlying shares. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying shares:	iShares® Silver Trust (the “SLV Shares”) and VanEck Vectors® Gold Miners ETF (the “GDX Shares”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	July 22, 2022
Original issue date:	July 27, 2022 (3 business days after the pricing date)
Maturity date:	July 25, 2025
Early redemption:

The securities are not subject to automatic early redemption until approximately one year after the original issue date.

Following this initial 1-year non-call period, if, on any redemption determination date, beginning on July 24, 2023, the determination closing price of each of the underlying shares is greater than or equal to its respective initial share price, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the determination closing price of either of the underlying shares is below its respective initial share price on the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent monthly coupon with respect to the related observation date.
Determination closing price:

With respect to each of the underlying shares, the closing price of such underlying shares on any redemption determination date or observation date (other than the final observation date), times the adjustment factor on such redemption determination date or observation date, as applicable

Redemption determination dates:

Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events.

Early redemption dates:

Starting on July 27, 2023 (approximately one year after the original issue date), monthly. See “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment, if payable, will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.

Contingent monthly coupon:

A contingent monthly coupon at an annual rate of at least 9.00% (corresponding to approximately $7.50 per month per security, to be determined on the pricing date) will be paid on the securities on each coupon payment date but only if the determination closing price of each of the underlying shares is at or above its respective coupon barrier level on the related observation date.

If, on any observation date, the determination closing price of either of the underlying shares is less than its respective coupon barrier level, no contingent monthly coupon will be paid with respect to that observation date. It is possible that one or both of the underlying shares will remain below their respective coupon barrier levels for extended periods of time or even throughout the entire 3-year term of the securities so that you will receive few or no contingent monthly coupons.

Coupon barrier level:	With respect to the SLV Shares, $ , which is equal to 75% of its initial share price With respect to the GDX Shares, $ , which is equal to 75% of its initial share price
Buffer amount:

With respect to each of the underlying shares, 25%. As a result of the buffer amount of 25%, the price at or above which each of the underlying shares must close on the final observation date so that investors do not suffer a loss on their initial investment in the securities is as follows:

With respect to the SLV Shares, $ , which is equal to 75% of its initial share price

With respect to the GDX Shares, $ , which is equal to 75% of its initial share price

Payment at maturity:

If the securities are not redeemed prior to maturity, investors will receive a payment at maturity determined as follows:

●If the final share price of each of the underlying shares is greater than or equal to 75% of its respective initial share price, meaning that neither of the underlying shares has decreased by an amount greater than the buffer amount of 25% from its respective initial share price: the stated principal amount and the contingent monthly coupon with respect to the final observation date

●If the final share price of either of the underlying shares is less than 75% of its respective initial share price, meaning that either of the underlying shares has decreased by an amount greater than the buffer amount of 25% from its respective initial share price:

$1,000 + [$1,000 × (share percent change of the worst performing underlying shares + 25%)]

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $250 per security.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $937.30 per security, or within $45.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$	$
Total	$	$	$

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $ for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)See “Use of proceeds and hedging” on page 29.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2020  Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® Silver Trust and the VanEck Vectors® Gold Miners ETF

Principal at Risk Securities

Terms continued from previous page:
Initial share price:	With respect to the SLV Shares, $ , which is its closing price on the pricing date With respect to the GDX Shares, $ , which is its closing price on the pricing date
Coupon payment dates:

Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided that the contingent monthly coupon, if any, with respect to the final observation date shall be paid on the maturity date.

Observation dates:

Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events. We also refer to July 22, 2025, which is the third scheduled business day preceding the scheduled maturity date, as the final observation date.

Final share price:	With respect to each of the underlying shares, the closing price of such underlying shares on the final observation date times the adjustment factor on such date
Minimum payment at maturity:	$250 per security (25% of the stated principal amount)
Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares
Worst performing underlying shares:	The underlying shares with the larger percentage decrease from the respective initial share price to the respective final share price
Share percent change:	With respect to each of the underlying shares: (final share price – initial share price) / initial share price
CUSIP / ISIN:	61774DXR3 / US61774DXR33
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
August 22, 2022*	August 25, 2022*
September 22, 2022*	September 27, 2022*
October 24, 2022*	October 27, 2022*
November 22, 2022*	November 28, 2022*
December 22, 2022*	December 28, 2022*
January 23, 2023*	January 26, 2023*
February 22, 2023*	February 27, 2023*
March 22, 2023*	March 27, 2023*
April 24, 2023*	April 27, 2023*
May 22, 2023*	May 25, 2023*
June 22, 2023*	June 27, 2023*
July 24, 2023	July 27, 2023
August 22, 2023	August 25, 2023
September 22, 2023	September 27, 2023
October 23, 2023	October 26, 2023
November 22, 2023	November 28, 2023
December 22, 2023	December 28, 2023
January 22, 2024	January 25, 2024
February 22, 2024	February 27, 2024
March 22, 2024	March 27, 2024
April 22, 2024	April 25, 2024
May 22, 2024	May 28, 2024
June 24, 2024	June 27, 2024
July 22, 2024	July 25, 2024
August 22, 2024	August 27, 2024
September 23, 2024	September 26, 2024
October 22, 2024	October 25, 2024
November 22, 2024	November 27, 2024
December 23, 2024	December 27, 2024
January 22, 2025	January 27, 2025
February 24, 2025	February 27, 2025
March 24, 2025	March 27, 2025
April 22, 2025	April 25, 2025
May 22, 2025	May 28, 2025
June 23, 2025	June 26, 2025
July 22, 2025 (final observation date)	July 25, 2025 (maturity date)

* The securities are not subject to automatic early redemption until the twelfth coupon payment date, which is July 27, 2023.

July 2022 Page 2

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® Silver Trust and the VanEck Vectors® Gold Miners ETF

Principal at Risk Securities

Investment Summary

Contingent Income Buffered Auto-Callable Securities

Principal at Risk Securities

Contingent Income Buffered Auto-Callable Securities due July 25, 2025, With 1-Year Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the iShares® Silver Trust and the VanEck Vectors® Gold Miners ETF (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of each of the iShares® Silver Trust and the VanEck Vectors® Gold Miners ETF, which we refer to as the underlying shares, is at or above 75% of its respective initial share price, which we refer to as the coupon barrier level, on the related observation date. If, however, the determination closing price of either of the underlying shares is less than its respective coupon barrier level on any observation date, we will pay no interest for the related monthly period. Beginning after one year, the securities will be automatically redeemed if the determination closing price of each of the underlying shares is greater than or equal to its respective initial share price on any monthly redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent monthly coupon. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to 75% of its respective initial share price, meaning that neither of the underlying shares has declined by an amount greater than the buffer amount of 25%, the payment at maturity will be the stated principal amount and the related contingent monthly coupon. However, if the final share price of either of the underlying shares is less than 75% of its respective initial share price, meaning that either of the underlying shares has declined by an amount greater than the buffer amount of 25%, investors will lose 1% for every 1% decline in the final share price of the worst performing underlying shares from its initial share price beyond the buffer amount of 25%. Accordingly, investors in the securities must be willing to accept the risk of losing up to 75% of their initial investment and also the risk of not receiving any contingent monthly coupons throughout the 3-year term of the securities. Investors will not participate in any appreciation in the price of either of the underlying shares.

Maturity:	Approximately 3 years
Contingent monthly coupon:

A contingent monthly coupon at an annual rate of at least 9.00% (corresponding to approximately $7.50 per month per security, to be determined on the pricing date) will be paid on the securities on each coupon payment date but only if the determination closing price of each of the underlying shares is at or above its respective coupon barrier level on the related observation date.

If on any observation date, the determination closing price of either of the underlying shares is less than its respective coupon barrier level, we will pay no coupon for the applicable monthly period.

Automatic early redemption monthly starting after one year:

The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this initial 1-year non-call period, if the determination closing price of each of the underlying shares is greater than or equal to its respective initial share price on any monthly redemption determination date, beginning on July 24, 2023, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date. No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to 75% of its respective initial share price, meaning that neither of the underlying shares has declined by an amount greater than the buffer amount of 25%, the payment at maturity will be the stated principal amount and the related contingent monthly coupon.

If the final share price of either of the underlying shares is less than 75% of its respective initial share price, meaning that either of the underlying shares has declined by an amount greater than the buffer amount of 25%, investors will lose 1% for every 1% decline in the final share price of the worst performing underlying shares from its initial share price beyond the buffer amount of 25%. Under these circumstances, the payment at maturity will be less than the stated principal amount of the securities. However, under no circumstances will the securities pay less than the minimum payment at maturity of $250 per security. Accordingly, investors in the securities must be willing to accept the risk of losing up to 75% of their initial investment.

July 2022 Page 3

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® Silver Trust and the VanEck Vectors® Gold Miners ETF

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $937.30, or within $45.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate, the coupon barrier levels and the buffer amount, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

July 2022 Page 4

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® Silver Trust and the VanEck Vectors® Gold Miners ETF

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of each of the underlying shares is at or above its respective coupon barrier level on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and risk the loss of principal and accept the risk of receiving few or no coupon payments for the entire 3-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if both of the underlying shares close at or above their respective coupon barrier levels on each monthly observation date, unless the securities are redeemed early. The following scenarios are for illustration purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent monthly coupon may be payable in none of, or some but not all of, the monthly periods during the 3-year term of the securities, and the payment at maturity may be up to 75% less than the stated principal amount of the securities.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each of the underlying shares closes at or above its respective coupon barrier level on some monthly observation dates, but one or both of the underlying shares close below the coupon barrier level(s) on the others. Investors receive the contingent monthly coupon for the monthly periods for which the determination closing price of each of the underlying shares is at or above its respective coupon barrier level on the related observation date, but not for the monthly periods for which the determination closing price of either of the underlying shares is below the respective coupon barrier level(s) on the related observation date.

Beginning after one year, when each of the underlying shares closes at or above its respective initial share price on a monthly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent monthly coupon with respect to the related observation date.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity

This scenario assumes that each of the underlying shares closes at or above its respective coupon barrier level on some monthly observation dates, but one or both of the underlying shares close below the respective coupon barrier level(s) on the others, and at least one of the underlying shares closes below its initial share price on every monthly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent monthly coupon for the monthly periods for which the determination closing price of each of the underlying shares is at or above its respective coupon barrier level on the related observation date, but not for the monthly periods for which the determination closing price of one or both of the underlying shares is below the respective coupon barrier level(s) on the related observation date. On the final observation date, each of the underlying shares closes at or above 75% of its respective initial share price, meaning that neither of the underlying shares has declined by an amount greater than the buffer amount of 25%. At maturity, investors will receive the stated principal amount and the related contingent monthly coupon.

July 2022 Page 5

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® Silver Trust and the VanEck Vectors® Gold Miners ETF

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity

This scenario assumes that each of the underlying shares closes at or above its respective coupon barrier level on some monthly observation dates, but one or both of the underlying shares close below the respective coupon barrier level(s) on the others, and at least one of the underlying shares closes below its initial share price on every monthly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent monthly coupon for the monthly periods for which the determination closing price of each of the underlying shares is greater than or equal to its respective coupon barrier level on the related observation date, but not for the monthly periods for which the determination closing price of one or both of the underlying shares is below the respective coupon barrier level(s) on the related observation date. On the final observation date, at least one of the underlying shares closes below 75% of its respective initial share price, meaning that such underlying shares has declined by an amount greater than the buffer amount of 25%. At maturity, investors will lose 1% for every 1% decline in the final share price of the worst performing underlying shares from its initial share price beyond the buffer amount of 25%. Under these circumstances, the payment at maturity will be less than the stated principal amount. Investors may lose up to 75% of their investment in the securities. No coupon will be paid at maturity in this scenario.

July 2022 Page 6

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® Silver Trust and the VanEck Vectors® Gold Miners ETF

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation date and how to calculate the payment at maturity, assuming the securities are not redeemed prior to maturity. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the determination closing price of each of the underlying shares on each monthly observation date, and the amount you will receive at maturity will be determined by reference to the final share price of each of the underlying shares on the final observation date. The actual initial share price and coupon barrier level for each of the underlying shares will be determined on the pricing date. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Contingent Monthly Coupon:

9.00% per annum (corresponding to approximately $7.50 per month per security)[1]

With respect to each coupon payment date, a contingent monthly coupon is paid but only if the determination closing price of each of the underlying shares is at or above its respective coupon barrier level on the related observation date.

Payment at Maturity (if the securities are not redeemed prior to maturity):

If the final share price of each of the underlying shares is greater than or equal to 75% of its respective initial share price: the stated principal amount and the contingent monthly coupon with respect to the final observation date.

If the final share price of either of the underlying shares is less than 75% of its respective initial share price:

$1,000 + [$1,000 × (share percent change of the worst performing underlying shares + 25%)]

Stated Principal Amount:	$1,000
Minimum Payment at Maturity:	$250 per security
Hypothetical Initial Share Price:	With respect to the SLV Shares: $15.00 With respect to the GDX Shares: $30.00
Hypothetical Coupon Barrier Level:	With respect to the SLV Shares: $11.25, which is 75% of its hypothetical initial share price With respect to the GDX Shares: $22.50, which is 75% of its hypothetical initial share price
Buffer Amount:	With respect to each of the underlying shares: 25%

1 The actual contingent monthly coupon will be an amount determined by the calculation agent based on the actual contingent monthly coupon rate and the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent monthly coupon rate of $7.50 is used in these examples for ease of analysis.

How to determine whether a contingent monthly coupon is payable with respect to an observation date:

	Determination Closing Price		Hypothetical Contingent Monthly Coupon
	SLV Shares	GDX Shares
Hypothetical Observation Date 1	$14.00 (at or above its coupon barrier level)	$29.00 (at or above its coupon barrier level)	$7.50
Hypothetical Observation Date 2	$13.00 (at or above its coupon barrier level)	$20.00 (below its coupon barrier level)	$0
Hypothetical Observation Date 3	$10.00 (below its coupon barrier level)	$28.75 (at or above its coupon barrier level)	$0
Hypothetical Observation Date 4	$8.00 (below its coupon barrier level)	$16.00 (below its coupon barrier level)	$0

On hypothetical observation date 1, each of the underlying shares closes at or above its respective coupon barrier level. Therefore, a contingent monthly coupon of $7.50 is paid on the relevant coupon payment date.

On each of hypothetical observation dates 2 and 3, one of the underlying shares closes at or above its respective coupon barrier level but the other underlying shares closes below its respective coupon barrier level. Therefore, no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each of the underlying shares closes below its respective coupon barrier level and accordingly no contingent monthly coupon is paid on the relevant coupon payment date.

You will not receive a contingent monthly coupon on any coupon payment date if the determination closing price of either of the underlying shares is below its respective coupon barrier level on the related observation date.

July 2022 Page 7

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® Silver Trust and the VanEck Vectors® Gold Miners ETF

Principal at Risk Securities

How to calculate the payment at maturity:

In the following examples, one or both of the underlying shares close below the respective initial share price(s) on each redemption determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Share Price		Payment at Maturity
	SLV Shares	GDX Shares
Example 1:	$25.00 (at or above 75% of initial share price)	$40.50 (at or above 75% of initial share price)	$1,007.50 (the stated principal amount and the contingent monthly coupon with respect to the final observation date)
Example 2:	$3.75 (below 75% of initial share price)	$50.00 (at or above 75% of initial share price)	$1,000 + [$1,000 × (share percent change of the worst performing underlying shares + 25%)] = $1,000 + [$1,000 × (-75% + 25%)] = $1,000 + ($1,000 × -50%) = $500
Example 3:	$7.50 (below 75% of initial share price)	$4.50 (below 75% of initial share price)	$1,000 + [$1,000 × (share percent change of the worst performing underlying shares + 25%)] = $1,000 + [$1,000 × (-85% + 25%)] = $1,000 + ($1,000 × -60%) = $400

In example 1, the final share prices of each of the underlying shares is at or above 75% of its initial share price. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent monthly coupon with respect to the final observation date. However, investors do not participate in any appreciation of either of the underlying shares.

In example 2, the final share price of one of the underlying shares is at or above 75% of its initial share price, but the final share price of the other underlying shares is below 75% of its initial share price. Therefore, investors are exposed to the downside performance of the SLV Shares, which are the worst performing underlying shares in this example, and investors lose 1% of principal for every 1% decline in the final share price of the SLV Shares from its initial share price beyond the buffer amount of 25%. The payment at maturity in this example is equal to $500 per security. Investors do not receive the contingent monthly coupon for the final observation date.

In example 3, the final share prices of both of the underlying shares are below 75% of their initial share prices. Therefore, investors are exposed to the downside performance of the GDX Shares, which are the worst performing underlying shares in this example, and investors lose 1% of principal for every 1% decline in the final share price of the GDX Shares from its initial share price beyond the buffer amount of 25%. The payment at maturity in this example is equal to $400 per security. Investors do not receive the contingent monthly coupon for the final observation date.

If the final share price of EITHER of the underlying shares is below 75% of its initial share price, you will be exposed to the downside performance of the worst performing underlying shares at maturity, and your payment at maturity will be less than the stated principal amount per security. Under these circumstances, you will lose some, and up to 75%, of your investment in the securities.

July 2022 Page 8

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® Silver Trust and the VanEck Vectors® Gold Miners ETF

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities provide a minimum payment at maturity of only 25% of your principal. The terms of the securities differ from those of ordinary debt securities in that they provide a minimum payment at maturity of only 25% of the stated principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final share price of either of the underlying shares is less than 75% of its respective initial share price, meaning that either of the underlying shares has declined by an amount greater than the buffer amount of 25%, you will lose 1% for every 1% decline in the final share price of the worst performing underlying shares from its initial share price beyond the buffer amount of 25%. In this case, the payment at maturity will be less than the stated principal amount. You could lose up to 75% of your investment in the securities.

￭The securities do not provide for the regular payment of interest and may pay no interest over the entire term of the securities. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of each of the underlying shares is at or above 75% of its respective initial share price, which we refer to as the coupon barrier level, on the related observation date. If, on the other hand, the determination closing price of either of the underlying shares is lower than its respective coupon barrier level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the determination closing price of one or both of the underlying shares could remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire 3-year term of the securities so that you will receive few or no contingent monthly coupons. If you do not earn sufficient contingent monthly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent monthly coupon, if any, is based only on the determination closing prices of the underlying shares on the related monthly observation date at the end of the related interest period. Whether the contingent monthly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing price of each of the underlying shares on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent monthly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent monthly coupon is based solely on the price of each of the underlying shares on monthly observation dates, if the determination closing price of either of the underlying shares on any observation date is below its respective coupon barrier level, you will receive no coupon for the related interest period even if the price(s) of one or both of the underlying shares were higher on other days during that interest period.

￭Investors will not participate in any appreciation in the price of either of the underlying shares. Investors will not participate in any appreciation in the price of the underlying shares from their initial share prices, and the return on the securities will be limited to the contingent monthly coupon that is paid with respect to each observation date on which each determination closing price is greater than or equal to its respective coupon barrier level, if any.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlying shares on any day, including in relation to the respective coupon barrier levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying shares, the underlying commodity with respect to the SLV Shares or the stocks constituting the share underlying index with respect to the GDX Shares, owhether the determination closing price of either of the underlying shares has been below its respective coupon barrier level on any observation date,

odividend rates on the stocks constituting the share underlying index with respect to the GDX Shares,

July 2022 Page 9

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® Silver Trust and the VanEck Vectors® Gold Miners ETF

Principal at Risk Securities

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying shares or equity or commodity markets generally and which may affect the prices of the underlying shares, othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the adjustment factor,

othe composition of the GDX Shares and changes in the constituents of the GDX Shares, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of either of the underlying shares at the time of sale is near or below its coupon barrier level or if market interest rates rise.

The price of any or both of the underlying shares may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The prices of one or both of the underlying shares may decrease and be below the respective coupon barrier level(s) on each observation date so that you will receive no return on your investment, and one or both of the underlying shares may decline by an amount greater than the buffer amount as of the final observation date so that you lose some or a significant portion of your initial investment in the securities. There can be no assurance that the closing price of each of the underlying shares will be at or above their respective coupon barrier level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or that neither of the underlying shares will decline by an amount greater than the buffer amount of 25% as of the final observation date so that you do not suffer a loss on your initial investment in the securities. See “iShares® Silver Trust Overview” and “VanEck Vectors® Gold Miners ETF Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption and at maturity and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 3-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size

July 2022 Page 10

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® Silver Trust and the VanEck Vectors® Gold Miners ETF

Principal at Risk Securities

at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Investing in the securities is not equivalent to investing in the underlying shares, in the commodity composing the SLV Shares or the securities composing the NYSE Arca Gold Miners Index or the GDX Shares. Investing in the securities is not equivalent to investing in the underlying shares, in the commodity that constitutes the SLV Shares, in the NYSE Arca Gold Miners Index (the “share underlying index”) or in the securities that constitute the share underlying index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares, in the commodity that constitutes the SLV Shares, in the share underlying index or the securities that constitute the share underlying index.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlying shares, the underlying commodity with respect to the SLV Shares or the share underlying index with respect to the GDX Shares), including trading in the securities that constitute the share underlying index. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlying shares and other financial instruments related to the underlying shares, the underlying commodity and the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could

July 2022 Page 11

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® Silver Trust and the VanEck Vectors® Gold Miners ETF

Principal at Risk Securities

potentially affect the initial share price of either of the underlying shares and, therefore, could increase (i) the value at or above which such underlying shares must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares), (ii) the coupon barrier level for such underlying shares, which is the value at or above which the underlying shares must close on the observation dates so that you receive a contingent monthly coupon on the securities (depending also on the performance of the other underlying shares), and (iii) the value at or above which such underlying shares must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of either of the underlying shares on the redemption determination dates and the observation dates and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the coupon barrier levels, the final share prices, the payment at maturity, whether you receive a contingent monthly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the determination closing price in the event of a market disruption event. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most

July 2022 Page 12

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® Silver Trust and the VanEck Vectors® Gold Miners ETF

Principal at Risk Securities

relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Shares

￭You are exposed to the price risk of each of the underlying shares, with respect to both the contingent monthly coupons, if any, and the payment at maturity. Your return on the securities is not linked to a basket consisting of each of the underlying shares. Rather, it will be contingent upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying shares. Poor performance by either of the underlying shares over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying shares. To receive any contingent monthly coupons, each of the underlying shares must close at or above its respective coupon barrier level on the applicable observation date. In addition, if either of the underlying shares has declined to below 75% of its respective initial share price as of the final observation date, meaning that either of the underlying shares has declined by an amount greater than the buffer amount of 25%, you will lose 1% for every 1% decline in the final share price of the worst performing underlying shares from its initial share price beyond the buffer amount of 25%, even if the other underlying shares has appreciated or has not declined as much. Under this scenario, the value of any such payment will be less than the stated principal amount. Accordingly, your investment is subject to the price risk of each of the underlying shares.

￭Single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally. The iShares® Silver Trust is linked exclusively to the price of silver and not to a diverse basket of commodities or a broad-based commodity index. The price of silver may not correlate with, and may diverge significantly from, the prices of commodities generally. Because the securities are linked to the SLV Shares, which reflect the performance of the price of a single commodity, they carry greater risk and may be more volatile than a security linked to the prices of multiple commodities or a broad-based commodity index. The price of silver may be, and has recently been, highly volatile, and we can give you no assurance that such volatility will lessen.

￭The securities are subject to risks associated with silver. The iShares® Silver Trust seeks to reflect generally the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (as the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events and production costs and disruptions in major silver-producing countries, such as Mexico, China and Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end-uses for silver include industrial applications, jewelry and silverware. It is not possible to predict the aggregate effect of any or all of these factors.

￭There are risks relating to trading of commodities on the London Bullion Market Association. The investment objective of the iShares® Silver Trust seeks to reflect generally the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The price of silver is determined by the LBMA or an independent service-provider appointed by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation not currently in place, the role of LBMA prices as a global benchmark for the value of silver may be adversely affected. The LBMA is a principals’ market that operates in a manner more closely analogous to an over-the-counter physical commodity market than a regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA that would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is

July 2022 Page 13

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® Silver Trust and the VanEck Vectors® Gold Miners ETF

Principal at Risk Securities

possible that prices would continue to decline without limitation within a trading day or over a period of trading days. The LBMA may alter, discontinue or suspend calculation or dissemination of the LBMA silver price, which could adversely affect the value of the securities. The LBMA, or an independent service-provider appointed by the LBMA, will have no obligation to consider your interests in calculating or revising LBMA prices.

￭Suspensions or disruptions of market trading in commodity and related futures markets could adversely affect the price of the securities. The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of the commodity that constitutes the SLV Shares, and, therefore, the value of the securities.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the gold and silver mining industry. The securities are subject to certain risks applicable to the gold and silver mining industry. The stocks included in the NYSE Arca Gold Miners Index and that are generally tracked by the GDX Shares are stocks of companies primarily engaged in the mining of gold or silver. The underlying shares may be subject to increased price volatility as they are linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector.

Because the GDX Shares primarily invests in stocks, American Depositary Receipts (“ADRs”) and Global Depositary Receipts (“GDRs”) of companies that are involved in the gold mining industry, the underlying shares are subject to certain risks associated with such companies.

Competitive pressures may have a significant effect on the financial condition of companies in the gold mining industry. Also, gold mining companies are highly dependent on the price of gold. Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors. These include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market.

The GDX Shares invests to a lesser extent in stocks, ADRs and GDRs of companies involved in the silver mining industry. Silver mining companies are highly dependent on the price of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as Mexico and Peru. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end-uses for silver include industrial applications, jewelry, photography and silverware.

￭There are risks associated with investments in securities linked to the value of foreign equity securities. The price of the GDX Shares tracks the performance of the NYSE Arca Gold Miners Index, which measures the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® Silver Trust and the VanEck Vectors® Gold Miners ETF

Principal at Risk Securities

foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

￭The prices of the GDX Shares are subject to currency exchange risk. Because the prices of the GDX Shares are related to the U.S. dollar value of stocks underlying the NYSE Arca Gold Miners Index, holders of the securities will be exposed to currency exchange rate risk with respect to the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the NYSE Arca Gold Miners Index, the price of the GDX Shares will be adversely affected.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

￭Adjustments to the GDX Shares or the index tracked by the GDX Shares could adversely affect the value of the securities. The investment adviser to the VanEck Vectors® Gold Miners ETF, VanEck Associates Corporation (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the NYSE Arca Gold Miners Index). Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the securities composing the VanEck Vectors® Gold Miners ETF. Any of these actions could adversely affect the price of the GDX Shares and, consequently, the value of the securities. ICE Data Indices, LLC (“IDI”) is responsible for calculating and maintaining the NYSE Arca Gold Miners Index. IDI may add, delete or substitute the securities constituting the NYSE Arca Gold Miners Index or make other methodological changes that could change the level of the NYSE Arca Gold Miners Index. IDI may discontinue or suspend calculation or publication of the NYSE Arca Gold Miners Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued NYSE Arca Gold Miners Index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the GDX Shares and, consequently, the value of the securities.

￭The performance and market price of the SLV Shares and the GDX Shares, particularly during periods of market volatility, may not correlate with the performance of its underlying commodity, with respect to the SLV Shares, or the share underlying index or the component securities of the share underlying index, with respect to the GDX Shares, or the net asset value per share of the respective underlying shares. The SLV Shares do not fully replicate their underlying commodity and the GDX Shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index.

With respect to the SLV Shares, the underlying shares do not fully replicate the performance of their underlying commodity due to the fees and expenses charged by the underlying shares or by restrictions on access to the underlying commodity due to other circumstances. The SLV Shares do not generate any income, and as the SLV Shares regularly sell their underlying commodity to pay for ongoing expenses, the amount of its underlying commodity represented by each share gradually declines over time. The SLV Shares sell its underlying commodity to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of its underlying commodity. The sale by the SLV Shares of its underlying commodity to pay expenses at a time of relatively low prices for its underlying commodity could adversely affect the value of the securities. Additionally, there is a risk that part or all of the holdings of the SLV Shares in its underlying commodity could be lost, damaged or stolen due to war, terrorism, theft, natural disaster or otherwise.

With respect to the GDX Shares, the performance of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of the GDX Shares and the share underlying index. In addition, corporate actions (such as

July 2022 Page 15

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All Payments on the Securities Based on the Worst Performing of the iShares® Silver Trust and the VanEck Vectors® Gold Miners ETF

Principal at Risk Securities

mergers and spin-offs) with respect to the securities underlying the GDX Shares may impact the variance between the performances of the GDX Shares and the share underlying index.

Additionally, because the shares of each of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the components underlying each of the underlying shares may be disrupted or limited, or such components may be unavailable in the secondary market.  Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share, the performance of its underlying commodty, with respect to the SLV Shares, or the level of the NYSE Arca Gold Miners Index, with respect to the GDX Shares.

For all of the foregoing reasons, the performance of the SLV Shares may not correlate with the performance of its underlying commodity and the performance of the GDX Shares may not correlate with the performance of the share underlying index or the component securities of the share underlying index, and the performance of each of the underlying shares may not correlate with the performance of the net asset value per share of such underlying shares.  Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying shares on the final observation date, even if the SLV Shares are underperforming its underlying commodity, the GDX Shares are underperforming the share underlying index or the component securities of the share underlying index and/or any of the underlying shares is trading below the net asset value per share of such underlying shares.

July 2022 Page 16

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® Silver Trust and the VanEck Vectors® Gold Miners ETF

Principal at Risk Securities

iShares® Silver Trust Overview

The iShares® Silver Trust (the “Silver Trust”) is an investment trust sponsored by iShares® Delaware Trust Sponsor LLC, which seeks to provide investment results that reflect the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The assets of the iShares® Silver Trust consists primarily of silver held by a custodian on behalf of the iShares® Silver Trust. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the iShares® Silver Trust pursuant to the Securities Act of 1933 can be located by reference to Commission file number 001-32863 through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® Silver Trust is accurate or complete.

All information contained in this document regarding the Silver Trust has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, iShares® Delaware Trust Sponsor LLC, a subsidiary of BlackRock, Inc., the sponsor of the Silver Trust. The Bank of New York Mellon is the trustee of the Silver Trust, and JPMorgan Chase Bank, N.A. is the custodian of the Silver Trust. Shares of the Silver Trust trades under the ticker symbol “SLV” on NYSE Arca, Inc.

The Silver Trust seeks to reflect generally the performance of the price of silver, less the Silver Trust’s expenses and liabilities. The assets of the Silver Trust consist primarily of silver held by a custodian on behalf of the Silver Trust. The Silver Trust issues shares in exchange for deposits of silver and distributes silver in connection with the redemption of shares. The shares of the Silver Trust are intended to constitute a simple and cost-effective means of making an investment similar to an investment in silver.

The Silver Trust does not engage in any activity designed to derive a profit from changes in the price of silver. The Silver Trust’s only ordinary recurring expense is expected to be the sponsor’s fee, which accrues daily at an annualized rate equal to 0.50% of the net asset value of the Silver Trust and is payable monthly in arrears. The trustee of the Silver Trust will, when directed by the sponsor of the Silver Trust, and, in the absence of such direction, may in its discretion, sell silver in such quantity and at such times as may be necessary to permit payment of the Silver Trust sponsor’s fee and of Silver Trust expenses or liabilities not assumed by the sponsor. As a result of the recurring sales of silver necessary to pay the Silver Trust sponsor’s fee and the Silver Trust expenses or liabilities not assumed by the Silver Trust sponsor, the net asset value of the Silver Trust will decrease over time.

Information as of market close on July 1, 2022:

Ticker Symbol:	SLV UP
Current Stock Price:	$18.31
52 Weeks Ago:	$24.11
52 Week High (on 7/2/2021):	$24.55
52 Week Low (on 7/1/2022):	$18.31

The following graph sets forth the daily closing values of the SLV Shares for the period from January 1, 2017 through July 1, 2022. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the SLV Shares for each quarter in the same period. The closing price of the SLV Shares on July 1, 2022 was $18.31. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical performance of the SLV Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the SLV Shares at any time, including on the redemption determination dates or the observation dates.

Shares of the iShares® Silver Trust – Daily Closing Prices January 1, 2017 to July 1, 2022

July 2022 Page 17

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Principal at Risk Securities

iShares® Silver Trust (CUSIP 46428Q109)	High ($)	Low ($)	Period End ($)
2017
First Quarter	17.44	15.44	17.25
Second Quarter	17.53	15.30	15.71
Third Quarter	17.10	14.73	15.74
Fourth Quarter	16.41	14.85	15.99
2018
First Quarter	16.56	15.28	15.41
Second Quarter	16.26	15.07	15.15
Third Quarter	15.17	13.23	13.73
Fourth Quarter	14.52	13.15	14.52
2019
First Quarter	15.07	14.07	14.18
Second Quarter	14.46	13.46	14.33
Third Quarter	18.34	14.05	15.92
Fourth Quarter	16.92	15.48	16.68
2020
First Quarter	17.40	11.21	13.05
Second Quarter	17.10	13.02	17.01
Third Quarter	27.00	16.71	21.64
Fourth Quarter	24.76	21.05	24.57
2021
First Quarter	26.76	22.26	22.70
Second Quarter	26.19	23.04	24.22
Third Quarter	24.55	19.95	20.52
Fourth Quarter	23.42	20.30	21.51
2022
First Quarter	24.45	20.51	22.88
Second Quarter	23.87	18.64	18.64
Third Quarter (through July 1, 2022)	18.31	18.31	18.31

This document relates only to the securities offered hereby and does not relate to the SLV Shares.  We have derived all disclosures contained in this document regarding the Silver Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Silver Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Silver Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the SLV Shares (and therefore the price of the SLV Shares at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Silver Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the SLV Shares.

We and/or our affiliates may presently or from time to time engage in business with the Silver Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Silver Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the SLV Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of the Silver Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the SLV Shares.

July 2022 Page 18

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® Silver Trust and the VanEck Vectors® Gold Miners ETF

Principal at Risk Securities

VanEck Vectors® Gold Miners ETF Overview

The VanEck Vectors® Gold Miners ETF is an exchange-traded fund managed by VanEck, a registered investment company that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the NYSE Arca Gold Miners Index. VanEck Vectors® ETF Trust (the “Trust”) is an investment portfolio managed by VanEck. Information provided to or filed with the Securities and Exchange Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-123257 and 811-10325, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the VanEck Vectors® Gold Miners ETF is accurate or complete.

Information as of market close on July 1, 2022:

Ticker Symbol:	GDX UP
Current Share Price:	$28.16
52 Weeks Ago:	$33.96
52 Week High (on 4/18/2022):	$40.87
52 Week Low (on 6/30/2022):	$27.38

The following graph sets forth the daily closing values of the GDX Shares for the period from January 1, 2017 through July 1, 2022. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the GDX Shares for each quarter in the same period. The closing price of the GDX Shares on July 1, 2022 was $28.16. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical performance of the GDX Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the GDX Shares at any time, including on the redemption determination dates or the observation dates.

Shares of the VanEck Vectors® Gold Miners ETF — Daily Closing Prices January 1, 2017 to July 1, 2022

July 2022 Page 19

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All Payments on the Securities Based on the Worst Performing of the iShares® Silver Trust and the VanEck Vectors® Gold Miners ETF

Principal at Risk Securities

VanEck Vectors® Gold Miners ETF (CUSIP 92189F106)	High ($)	Low ($)	Period End ($)
2017
First Quarter	25.57	21.14	22.81
Second Quarter	24.57	21.10	22.08
Third Quarter	25.49	21.21	22.96
Fourth Quarter	23.84	21.42	23.24
2018
First Quarter	24.60	21.27	21.98
Second Quarter	23.06	21.81	22.31
Third Quarter	22.68	17.57	18.52
Fourth Quarter	21.09	18.39	21.09
2019
First Quarter	23.36	20.31	22.42
Second Quarter	26.17	20.17	25.56
Third Quarter	30.95	24.58	26.71
Fourth Quarter	29.49	26.19	29.28
2020
First Quarter	31.05	19.00	23.04
Second Quarter	37.21	24.03	36.68
Third Quarter	44.53	36.17	39.16
Fourth Quarter	41.42	33.42	36.02
2021
First Quarter	38.51	30.90	32.50
Second Quarter	39.68	33.60	33.98
Third Quarter	35.09	28.91	29.47
Fourth Quarter	34.90	29.33	32.03
2022
First Quarter	38.91	29.30	38.35
Second Quarter	40.87	27.38	27.38
Third Quarter (through July 1, 2022)	28.16	28.16	28.16

This document relates only to the securities offered hereby and does not relate to the GDX Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the GDX Shares (and therefore the price of the GDX Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the GDX Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the GDX Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the GDX Shares.

The NYSE Arca Gold Miners Index. The NYSE Arca Gold Miners Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in the mining of gold and silver. The NYSE Arca Gold Miners Index includes common stocks, American depositary receipts or global depositary receipts of selected companies involved in the mining for gold and silver ore and are listed for trading and electronically quoted on a major stock market that is accessible by foreign investors. For additional information about the NYSE Arca Gold Miners Index, please see the information set forth under “NYSE Arca Gold Miners Index” in the accompanying index supplement.

July 2022 Page 20

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® Silver Trust and the VanEck Vectors® Gold Miners ETF

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Interest period:

The monthly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Underlying commodity (with respect to the SLV Shares):	Silver
Share underlying index (with respect to the GDX Shares):	The NYSE Arca Gold Miners Index
Share underlying index publisher (with respect to the GDX Shares):	ICE Data Indices, LLC, or any successor thereof
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of coupon payment dates (including the maturity date) and early redemption dates:

If any observation date or redemption determination date is postponed due to a non-trading day or certain market disruption events with respect to either of the underlying shares so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment, early redemption payment or payment at maturity made on that postponed date.

Trading day:

Trading day means, in respect of the SLV Shares, a day, as determined by the calculation agent, on which NYSE Arca (or if NYSE Arca is no longer the principal exchange or trading market for the SLV Shares, such exchange or principal trading market for the SLV Shares that serves as the price-source for the SLV Shares) is open for trading during its regular session, notwithstanding such exchange or principal trading market closing prior to its scheduled closing time.

Trading day means, in respect of the GDX Shares, a day, as determined by the calculation agent, that is a day on which the relevant exchange for such underlying shares is open for trading during its regular trading session, notwithstanding any such relevant exchange closing prior to its scheduled closing time.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Market disruption event:

With respect to the SLV Shares, market disruption event means:

(i)       the occurrence or existence of any of:

a.   a suspension, absence or material limitation of trading of the SLV Shares on the primary market for the SLV Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the SLV Shares as a result of which the reported trading prices for the SLV Shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the SLV Shares, if available,

July 2022 Page 21

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 25, 2025, With 1-Year Initial Non-Call Period

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Principal at Risk Securities

during the one-half hour period preceding the close of the principal trading session in the applicable market; or

b.   a suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the SLV Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion, and

(ii)         a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event in respect of the SLV Shares has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the market, (2) a decision to permanently discontinue trading in the SLV Shares or in the relevant futures or options contract will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the SLV Shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the SLV Shares and (4) a “suspension, absence or material limitation of trading” on the primary market on which futures or options contracts related to the SLV Shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

With respect to the GDX Shares, market disruption event means:

(i) the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of the GDX Shares on the primary market for the GDX Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the GDX Shares as a result of which the reported trading prices for the GDX Shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the GDX Shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; or

(b) a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of the share underlying index for the GDX Shares on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), in each case as determined by the calculation agent in its sole discretion; or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the share underlying index or the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

July 2022 Page 22

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Contingent Income Buffered Auto-Callable Securities due July 25, 2025, With 1-Year Initial Non-Call Period

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Principal at Risk Securities

For the purpose of determining whether a market disruption event exists at any time with respect to the GDX Shares, if trading in a security included in the share underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the share underlying index will be based on a comparison of (x) the portion of the level of the share underlying index attributable to that security relative to (y) the overall level of the share underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred with respect to the GDX Shares: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the GDX Shares or in the futures or options contract related to the share underlying index or the GDX Shares will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the share underlying index or the GDX Shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the share underlying index or the GDX Shares and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the share underlying index or the GDX Shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. Regarding any permanent discontinuance of trading in the GDX Shares, see “Discontinuance of the GDX Shares and/or the share underlying index; alteration of method of calculation” below.

Discontinuance of the SLV Shares; alteration of method of calculation:

If trading in the SLV Shares on every applicable national securities exchange is permanently discontinued or the SLV Shares are liquidated or otherwise terminated (an “SLV discontinuance or liquidation event”), the securities will be deemed accelerated to the fifth business day following the date notice of such SLV discontinuance or liquidation event is provided to holders of the SLV Shares under the terms of the SLV Shares (the date of such notice, the “liquidation announcement date” and the fifth business day following the liquidation announcement date, the “acceleration date”), and the payment to you on the acceleration date will be equal to the fair market value of the securities on the trading day immediately following the liquidation announcement date as determined by the calculation agent in its sole discretion based on its internal models, which will take into account the reasonable costs incurred by us or any of our affiliates in unwinding any related hedging arrangements.

Discontinuance of the GDX Shares and/or the share underlying index; alteration of method of calculation:

If trading in the GDX Shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the VanEck Vectors® Gold Miners ETF is liquidated or otherwise terminated (a “GDX discontinuance or liquidation event”), the closing price of the GDX Shares on any trading day following the GDX discontinuance or liquidation event will be determined by the calculation agent and will be deemed to equal the product of (i) the closing value of the share underlying index for the GDX Shares (or any successor index, as described below) on such date (taking into account any material changes in the method of calculating the share underlying index following such GDX discontinuance or liquidation event) and (ii) a fraction, the numerator of which is the closing price of the GDX Shares and the denominator of which is the closing value of the share underlying index (or any successor index, as described below), each determined as of the last day prior to the occurrence of the GDX discontinuance or liquidation event on which a closing price was available.

If, subsequent to a GDX discontinuance or liquidation event, the share underlying index publisher discontinues publication of the share underlying index and the share underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued the share underlying index (such index being referred to herein as a “successor index”), then any subsequent closing price for the GDX Shares on any trading day following a GDX discontinuance or liquidation event will be determined by reference to the published value of such successor

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Principal at Risk Securities

index at the regular weekday close of trading on such trading day, and, to the extent the value of the successor index differs from the value of the share underlying index at the time of such substitution, proportionate adjustments shall be made by the calculation agent for purposes of calculating payments on the securities.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If, subsequent to a GDX discontinuance or liquidation event, the share underlying index publisher discontinues publication of the share underlying index prior to, and such discontinuance is continuing on, the valuation date, and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the closing price for the GDX Shares for such date. Such closing price will be computed by the calculation agent in accordance with the formula for and method of calculating such share underlying index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the share underlying index without any rebalancing or substitution of such securities following such discontinuance.

Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to

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Principal at Risk Securities

be delivered as monthly coupon with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due with respect to the monthly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Contingent Income Buffered Auto-Callable Securities due July 25, 2025, With 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® Silver Trust and the VanEck Vectors® Gold Miners ETF

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●certain dealers and traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Moreover, our counsel’s opinion is based on market conditions as of the date of this

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Principal at Risk Securities

preliminary pricing supplement and is subject to confirmation on the pricing date.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar

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Principal at Risk Securities

instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that

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Principal at Risk Securities

substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and

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Principal at Risk Securities

described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying shares, in futures and/or options contracts on the underlying shares or the underlying commodity with respect to the SLV Shares or the component stocks of the share underlying index with respect to the GDX Shares, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of one or both of the underlying shares and, therefore, could increase (i) the value at or above which such underlying shares must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares) and (ii) the coupon barrier level for such underlying shares, which is the value at or above which the underlying shares must close on the observation dates so that you receive a contingent monthly coupon on the securities (depending also on the performance of the other underlying shares) and (iii) the value at or above which such underlying shares must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any of the underlying shares on the redemption determination dates and other observation dates and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $ for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the contingent monthly coupon rate, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, the index supplement or in the prospectus.

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